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                                                                      EXHIBIT 32

                                  VERITEC INC.

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

      The undersigned, Van Tran, the Chief Executive Officer and Chief Financial Officer of Veritec Inc. (the "Company"), individually, has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 (the "Report").

     The undersigned hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 3rd day of October, 2003.

                                               /S/    Van Tran
                                               ---------------------------------
                                               Van Tran
                                               Chief Executive Officer and
                                               Chief Financial Officer






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